Exhibit 99.1

Hyperfine Reports Preliminary, Unaudited Results for Third Quarter 2025, Signaling Strong Business Momentum Following the Launch of the Next Generation Swoop® System

Guilford, CONN. – October 15, 2025 – Hyperfine, Inc. (Nasdaq: HYPR), the groundbreaking health technology company that has redefined brain imaging with the first FDA-cleared AI-powered portable MRI system for the brain—the Swoop® system—today announced preliminary, unaudited financial results for the third quarter ended September 30, 2025.

“In the third quarter, we saw strong market excitement and demand for our next generation Swoop® system and Optive AITM software, evidenced by our ability to quickly close several hospital deals at leading institutions and strong sequential revenue growth,” said Maria Sainz, Chief Executive Officer and President of Hyperfine, Inc. “Our strong sequential performance in revenue and cash burn in the third quarter sets us up for a strong second half of 2025.”

Third Quarter 2025 Preliminary, Unaudited Results

•	Preliminary, unaudited revenue for the third quarter 2025 is expected to be approximately $3.4 million, reflecting sequential growth of approximately 27% compared to the second quarter 2025

•

Preliminary effective average device selling price for the third quarter 2025 is expected to be approximately $360,000, reflecting sequential growth of approximately 36% compared to the second quarter 2025

•	63% of the eight commercial Swoop® systems sold in the third quarter of 2025 were the next generation Swoop® system

•	Preliminary cash burn for the third quarter 2025 is expected to be approximately $5.9 million[1], reflecting a sequential decline of approximately 27% compared to the second quarter 2025

•	Preliminary, unaudited cash and cash equivalents as of September 30, 2025, is expected to be approximately $21.6 million

Business Highlights

•	Successful commercial rollout of the next generation Swoop® system powered by Optive AITM software, with strong traction building

•	Converted entirety of the Company’s U.S. hospital pipeline to next generation Swoop® systems

•	Placed next generation Swoop® systems across all key hospital sites of care in the Company’s hospital pipeline, including Adult Critical Care, Pediatric Critical Care, and Emergency Department

•	Initiated full-scale commercial launch in office setting to unlock new revenue opportunity

•	Commenced commercial roll out of Optive AITM software to installed base of Swoop® scanners in the United States, Canada, Australia and New Zealand markets

[1]

Cash burn is calculated as change in cash and cash equivalents less net financing proceeds, which includes approximately $0.8 million from shares issued under the Company’s “at-the-market” offering program in 2024 and approximately $8.1 million from shares issued under the Company’s registered direct offering and “at-the-market” offering program in 2025.

About the Swoop® Portable MRI Systems

The Swoop® Portable MR Imaging® Systems are U.S. Food and Drug Administration (FDA) cleared for brain imaging of patients of all ages. They are portable, ultra-low-field magnetic resonance imaging devices for producing images that display the internal structure of the head where full diagnostic examination is not clinically practical. When interpreted by a trained physician, these images provide information that can be useful in determining a diagnosis.

About Hyperfine, Inc.

Hyperfine, Inc. (Nasdaq: HYPR) is the groundbreaking health technology company that has redefined brain imaging with the Swoop® system—the first FDA-cleared, portable, ultra-low-field, magnetic resonance brain imaging system capable of providing imaging at multiple points of professional care. The mission of Hyperfine, Inc. is to revolutionize patient care globally through transformational, accessible, clinically relevant diagnostic imaging. Founded by Dr. Jonathan Rothberg in a technology-based incubator called 4Catalyzer, Hyperfine, Inc. scientists, engineers, and physicists developed the Swoop® system out of a passion for redefining brain imaging methodology and how clinicians can apply accessible diagnostic imaging to patient care. For more information, visit HyperfineMRI.com.

The Hyperfine logo, Swoop, and Portable MR Imaging are registered trademarks of Hyperfine, Inc. The Swoop logo, Optive AI logo, and Optive AI are trademarks of Hyperfine, Inc.

Preliminary Financial Information

The preliminary financial information included in this press release is unaudited and is subject to completion of Hyperfine, Inc.’s quarter-end closing procedures and further financial review. Actual results may differ from these estimates as a result of the completion of quarter-end closing procedures, review adjustments and other developments that may arise between now and the time such financial information for the period is finalized. As a result, these estimates are preliminary, may change and constitute forward-looking information and, as a result, are subject to risks and uncertainties. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles, and they should not be viewed as indicative of our results for any future period. Hyperfine, Inc.’s independent registered public accountants have not audited, reviewed, compiled, or performed any procedures with respect to these estimated financial results and, accordingly, do not express an opinion or any other form of assurance with respect to these preliminary estimates.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results of Hyperfine, Inc. (the “Company”) may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about the Company’s financial and operating results, including the Company’s expected revenue, cash position, and cash burn, the Company’s goals and commercial plans, including the Company’s commercial rollout of the Company’s Optive AITM software and next generation Swoop® system, the benefits of the Company’s products and services, progress on improvements and advancements in the Company’s products and services, and the Company’s future performance, including its financial performance, and its ability to implement its strategy. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the completion the Company’s quarter-end closing procedures for its financial statements for the quarter ended September 30, 2025, the success, cost and timing of the Company’s product development and commercialization activities, including the degree that the Swoop® system is accepted and used by healthcare professionals; the inability to maintain the listing of the Company’s Class A common stock on the Nasdaq; the Company’s inability to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the inability of the Company to raise financing in the future; the inability of the Company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of the Company to identify, in-license or acquire additional technology; the inability of the Company to maintain its existing or future license, manufacturing, supply and distribution agreements and to obtain adequate supply of its products; anticipated National Institutes of Health funding pressures; the expected effect from U.S. export controls and tariffs; the inability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using the Company’s products and services; the Company’s ability to successfully complete and generate positive data from its ongoing studies; the Company’s ability to generate clinical evidence of the benefits of the Company’s products and services and to progress on product advancements and improvements; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. The Company cautions readers that the foregoing list of factors is not exclusive and that readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Media Contact

Devin Zell

Hyperfine

dzell@hyperfine.io

Investor Contact

Webb Campbell

Gilmartin Group LLC

webb@gilmartinir.com

# # #